Exhibit 10.2

CONSENT, AMENDMENT AND WAIVER

This CONSENT, AMENDMENT AND WAIVER (this “Consent”) is made and entered into as of February 24, 2022 by and among Nanomix Corporation, a Delaware corporation (which was formerly known as Boston Therapeutics, Inc.) (the “Company”) and HT Investments MA LLC (the “Investor”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of June 25, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “Purchase Agreement”), among the Company, the Investor and the other purchasers thereto (each an “Other Investor”, and together with the Investor, the “Investors’), the Investors purchased from the Company, and the Company issued to the Investors certain Senior Secured Convertible Notes, in the aggregate principal amount of approximately $8.4 million (together with any notes issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Notes”) and convertible into Common Stock (as defined in the Purchase Agreement) and warrants to purchase Common Stock (together with any warrants issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Warrants”);

WHEREAS, pursuant to a Registration Rights Agreement, dated as of June 25, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “Registration Rights Agreement”), among the Company and the Investors, the Company agreed to register the Registrable Securities (as defined in the Purchase Agreement);

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof in the form attached hereto as Exhibit A (the “New Purchase Agreement”), among the Company and the purchasers signatory thereto (collectively, the “New Investors”), the New Investors have agreed to purchase, and the Company has agreed to issue, additional senior secured convertible notes, with all material terms identical to the terms of the Notes, in the aggregate principal amount of $666,666.67 for an aggregate purchase price of $600,000.00 (the “New Notes”) and certain warrants to purchase Common Stock (the “New Warrants”), exercisable into an aggregate of 56,022,409 shares of Common Stock, with an exercise price of $0.0119, an expiration date of five years from the date of issuance and with all other material terms identical to the terms of the Warrants (the “New Warrants”); and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement. This Consent shall constitute a Transaction Document for all purposes of the Purchase Agreement and the other Transaction Documents.

2. Waiver and Consent. Effective as of the Effective Time (as defined below):

(a) Solely with respect to the issuance of the New Notes and the New Warrants pursuant to the New Purchase Agreement, and not with respect to any other Subsequent Placement, the Investor hereby waives the right of participation as set forth in Section 4(o) of the Purchase Agreement;

(b) The Investor hereby agrees to extend the deadline for the covenant that the Company shall effect the Reverse Split within 120 calendar days from the Closing Date as required under Section 4(t) of the Purchase Agreement to May 3, 2022.

(c) The Investor hereby agrees to extend the deadline for the covenant that the Company shall obtained an emergency use authorization from the United States Food and Drug Administration with respect to The Nanomix eLab® system for eLab COVID 19 rapid antigen test from December 25, 2021 to June 30, 2022.

(d) The Investor hereby waives any Registration Delay Payments (as defined in the Registration Rights Agreement) that have accrued and otherwise would be payable to any Investor (as defined in the Registration Rights Agreement) from October 14, 2021 through March 31, 2022 (together with any additional later charges in connection therewith)..

3. Amendments to Transaction Documents. Effective as of the Effective Time, the following amendments shall apply with respect to the Notes, the Warrants, the Registration Rights Agreement, the Guarantees and the Security Documents (the “Amendment Documents”):

(a) the defined term “Notes”, as used in the Amendment Documents, shall be amended to include the New Notes, mutatis mutandis.

(b) the defined term “Warrants” and “SPA Warrants”, as used in the Amendment Documents, shall be amended to include the New Warrants, mutatis mutandis.

(c) the defined term “Securities Purchase Agreement”, as used in the Amendment Documents, shall be amended to include the New Purchase Agreement, mutatis mutandis.

4. Conditions to Effectiveness of Consent. This Consent shall become effective (the “Effective Time”) upon (x) the Company’s payment of the Fee Amount (as defined below) and (y) execution and delivery of this Consent (and/or consents in the form of this Consent (each, an “Other Consent”)) by the Company and the Required Holders (as defined in the Purchase Agreement).

5. No Implied Consent or Waiver. Except as expressly set forth in this Consent, this Consent shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Purchasers under the Purchase Agreement, the Registration Rights Agreement or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement, Registration Rights Agreement or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Consent shall be construed to imply any willingness on the part of the Purchasers to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement, Registration Rights Agreement or the other Transaction Documents.

6. Disclosure of Transaction. On or before 9:30 a.m., New York time, on the first Business Day after the date of this Consent, the Company shall disclose (including, but not limited to, filing a Current Report on Form 8-K or dissemination of a press release) all the material terms of the transactions contemplated hereby (the “Cleansing Release”). From and after dissemination of the Cleansing Release, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. To the extent that the Company delivers any material, non-public information to the Investor from and after the Cleansing Release without the Investor’s express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon and after the Cleansing Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

7. Fees. The Company shall pay Kelley Drye & Warren, LLP (counsel to the Investor) a non-accountable amount of $15,000 in connection with preparing and delivering this Consent (the “Fee Amount”).

8. Incorporation by Reference. Each of Sections 9(a) (Governing Law; Jurisdiction; Jury Trial), 9(b) (Counterparts), 9(d) (Severability; Maximum Payment Amounts), 9(e) (Entire Agreement; Amendments); 9(f) (Notices); 9(g) (Successors and Assigns) 9(j) (Further Assurances) and 9(l) (Construction) of the Purchase Agreement are hereby incorporated herein by reference to refer to this Consent, mutatis mutandis.

9. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Consent. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Consent shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Consent shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 9 shall apply similarly and equally to each Settlement Document.

10. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Consent are several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Other Consent. Nothing contained herein or in any Other Consent, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Consent or any Other Consent. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Consent, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NANOMIX CORPORATION

By:
Name:
Title:

HT INVESTMENTS MA LLC as the Investor

By:
Name:
Title: